Exhibit 4.25

CERTAIN IDENTIFIED CONFIDENTIAL INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT BECAUSE IT IS (I) CUSTOMARILY AND ACTUALLY TREATED AS PRIVATE OR CONFIDENTIAL AND (II) NOT MATERIAL.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [***].

THIS AMENDMENT NUMBER 1 (“Amendment”), of the Supply Agreement effective as of October 1st, 2022 (such agreement, as amended from time to time, the “Agreement”), by and between Ascendis Pharma A/S, a company duly organized and existing under the laws of Denmark, having its principal offices located at Tuborg Boulevard 12, 2900 Hellerup, Denmark (“Ascendis”), and Vetter Pharma International GmbH, a company duly organized and existing under the laws of Germany, having its principal offices located at Eywiesenstraße 5, 88212 Ravensburg, Germany (“Vetter”), with Ascendis and Vetter hereinafter individually also referred to as a “Party” and collectively as the “Parties”,

WITNESSETH:

WHEREAS, in accordance with Article 17 (6) (Amendments), the Parties wish to amend the Agreement on the terms set forth herein; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth above and below in this Amendment, and in the Agreement, subject to the terms and conditions hereof, each Party as follows:

Article 1:
AMENDMENTS
(1)
With effect from January 1st, 2024 Annex 2 of the Agreement shall be deemed null and void and shall be replaced by the attached Exhibit (Annex 2).
(2)
With effect as of January 1st, 2024, Section 9 (6) shall be deemed null and void and shall be replaced by the following:

“Payments. Without undue delay, Vetter International shall issue an invoice upon [***] or, in case of Product not yet Final Released, Vetter International shall be entitled to invoice [***]. Payments shall be made in Euros and due [***] of the invoice date (receipt of readily available funds by Vetter International) [***]. After such time period the payments shall be made [***] and due [***] of the invoice date. If Ascendis pays later than [***] of receipt of the invoice, Vetter International shall be entitled to interest of the invoiced amount of [***] (except when payment is subject to a good‑faith resolution of any dispute). Ascendis shall add such interest, accumulated in accordance with this Article as of the time of payment due, to the invoiced amount and include such with the payment by Ascendis.”

Article 2:
MISCELLANEOUS
(1)
Capitalized terms not defined herein shall have the same meanings as specified in the Agreement, unless the context otherwise requires. A reference herein to an Article is to an Article of the Agreement, unless the context otherwise requires. Each reference to the term Agreement, in the Agreement, shall be deemed to be a reference to the Agreement as amended or supplemented by this Amendment, unless the context otherwise requires.
(2)
Except as expressly modified by this Amendment, any and all terms and conditions of the Agreement shall remain in full force and effect and shall be applicable to this Amendment. For the avoidance of doubt, anything which is not covered in this Amendment, shall be subject to the provisions of the Agreement.
(3)
The Agreement (including [***]) together with this Amendment, constitutes the entire agreement between the Parties with respect to Production of the Product by Vetter and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the Parties in respect thereof.
(4)
Article 16 (Confidentiality) and Article 17 (12) (Dispute Resolution, Governing Law) shall be deemed incorporated into this Amendment by this reference, save that any reference in any such Article to “this Agreement” shall be deemed to be a reference to this Amendment.

(Page remainder left blank intentionally, immediately followed by the signatures page.)

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IN WITNESS WHEREOF, duly authorized representatives of each of the Parties have on the days and year at the places below written executed this Amendment to be effective on the respective dates as set forth above.

ASCENDIS PHARMA A/S

Hellerup, Denmark, dated April (month) 08 (day), 2024

(signed) /s/Michael Wolff Jensen

Name: Michael Wolff Jensen

Title: EVP & Chief Legal Officer

VETTER PHARMA INTERNATIONAL GMBH

Ravensburg, Germany, dated April (month) 08 (day), 2024

(signed) /s/Christine Fuerst (signed) /s/Nicolai Lehmann

Name: Christine Fuerst Name: Nicolai Lehmann

Title: Sr. Director Key Account Management Europe Title: Key Account Manager

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EXHIBIT
ANNEX 2: PRICES

[***]

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